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Exhibit 23.2

Landmark Infrastructure Partners LP
2141 Rosecrans Avenue Suite 2100
P.O. Box 3429
El Segundo CA 90245

To Whom It May Concern:

        We hereby consent to the use of and reference to our name or the name of any of our divisions or subsidiaries in the Registration Statement on Form S-11 (together with any amendments or supplements thereto, the "Registration Statement"), relating to the public offering of common units representing limited partner interests of Landmark Infrastructure Partners LP, a Delaware limited partnership (the "Partnership"), to be filed by the Partnership with the U.S. Securities and Exchange Commission. We hereby further consent to the use of the information supplied by us or our divisions or subsidiaries and set forth in the Registration Statement, including the information set forth in the section of the Registration Statement entitled "Industry," the naming of our company or the naming of any of our divisions or subsidiaries as an expert with respect to such information in the Registration Statement, and the filing of this letter as an exhibit to the Registration Statement.

March 26, 2015

SNL Financial LC
By:	/s/ DANIEL OAKEY
	Name:	Daniel Oakey
	Title:	Chief Contracts Officer

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  Exhibit 23.2